Exhibit 4.1
CHIEF EXECUTIVE OFFICER CUSIP 483119 20 2 / / / / / / / / / / / / / / / / / / /

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. Signature(s) Guaranteed THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. NOTICE: X X Dated to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. attorney-in-fact of the common stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint shares (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) IDENTIFYING NUMBER OF ASSIGNEE PLEASE INSERT SOCIAL SECURITY OR OTHER For Value Received, hereby sell(s), assign(s) and transfer(s) unto Additional abbreviations may also be used though not in the above list. UNIF TRF MIN ACT — ................. Custodian (until age ................) (Cust) ............................. under Uniform Transfers (Minor) to Minors Act .............................................. (State) UNIF GIFT MIN ACT — ......................... Custodian ......................... (Cust) (Minor) under Uniform Gifts to Minors Act .............................................................. (State) as tenants in common as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common — — — TEN COM TEN ENT JT TEN The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: